Exhibit 23.1:

Consent of Independent Registered Public Accounting Firm

Hudson Technologies, Inc.

Pearl River, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-17133, No. 333-38598, No. 333-129057 and No. 333-164650) and Registration Statements on Form S-3 (No. 333-182526 and No. 333-185490) of Hudson Technologies, Inc. of our report dated March 5, 2015 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP
Stamford, CT
March 16, 2015